                                                                   EXHIBIT 10.25

                            AUTOMATED POWER EXCHANGE
                   MASTER SERVICE AND PARTICIPATION AGREEMENT

THIS AUTOMATED POWER EXCHANGE MASTER SERVICE AND PARTICIPATION AGREEMENT ("MSPA") is made and entered into this 7th day of February, 2002 by and between Automated Power Exchange, Inc., a California corporation ("APX"), and Bear Valley Electric Services ("Participant"). APX and Participant are sometimes referred to herein individually as "Party" and collectively as the "Parties."

     WHEREAS, APX operates electronic information exchanges in which Participants are able to buy and sell electricity and other products and services, and

     WHEREAS, the Participant desires to enter into this APX MSPA in order to be able to utilize APX Services from time to time in accordance with the terms hereof.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the Parties agree and intend to be bound as follows:

1.   DEFINITIONS AND INTERPRETATION.

     1.1. Definitions. Except as otherwise defined herein, initially capitalized terms used in this APX MSPA have the meanings set forth in Section 2.1 of the APX Master Terms and Conditions of Service, together with certain additionally defined terms in all applicable Tabs, as amended and modified from time to time.

     1.2. Interpretation. The rules of interpretation set forth in Section 2.2 of the APX Master Terms shall apply to this MSPA.

     1.3. Conflicts. In the event of a conflict between the provisions of this MSPA and the APX Master Terms or any applicable Tabs, the provisions of this MSPA shall control and take precedence.

2.   USE OF APX SERVICES.

     2.1. Upon execution of this APX MSPA and satisfaction of the conditions of eligibility set forth in Section 3 of the APX Master Terms, the Participant shall be eligible to use the APX Services.

     2.2. This APX MSPA does not obligate the Participant or any of its affiliates to use any APX Services.

3.   TERMS AND CONDITIONS OF SERVICE.

     3.1. The APX Master Terms, including all applicable Tabs, are incorporated herein and made a part of this APX MASPA.

     3.2. APX and the Participant agree that:

          a.) The APX Master Terms, inclusive of all applicable Tabs, this MSPA, and all rules, orders, procedures, or protocols duly promulgated from time to time by APX shall govern the Participant's use of any APX Service.

          b.) APX and the Participant will abide by the APX Master Terms and all rules, orders, procedures and protocols duly promulgated by APX in respect of all matters relating to the Participant's use of any APX Service.

          c.) The Participant's eligibility to use the APX Services is at all times subject to the APX Master Terms and all rules, orders, procedures, and protocols duly promulgated by APX, and may be revoked in accordance with the APX Master Terms.

     3.3. APX may amend or modify the APX Master Terms from time to time in accordance with the procedures set forth in Section 9 of the APX Master Terms. Any such amendment or modification shall be binding upon the Participant in accordance with the provisions set forth in Section 9 of the APX Master Terms.

4.   TERMS AND TERMINATION.

This APX MSPA shall become effective on the date set forth in the introductory paragraph and shall remain in effect unless terminated in accordance with the provisions set forth in Section 11 of the APX Master Terms.

5.  REPRESENTATIONS AND WARRANTIES.

     5.1. Each Party represents and warrants to the other Party the following:

          a.) Authority. The execution, delivery, and performance by each Party of this APX MSPA are within the Party's powers, have been duly authorized by all necessary corporate or other action, and do not and will not violate the terms and conditions in the Party's governing documents, any material contract to which the Party is a party, or any applicable laws; and

          b.) Binding Obligations. This APX MSPA constitutes the legal, valid, and binding obligations of each Party, enforceable against the Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or similar laws affecting the enforcement of creditor's rights generally or by equitable principles relating to enforceability of contracts made by and for competent parties.

     5.2. The representations and warranties above are intended to be continuing representations and warranties with the expectation that each Party can and will rely upon their continuing applicability.

6.   TRANSFER AND ASSIGNMENT.

     6.1. Neither Party shall assign any of its rights nor delegate any of its obligations under this APX MSPA without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any prohibited assignment or delegation shall be void.

     6.2. Notwithstanding the foregoing, this APX MSPA shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

7.   ELECTRONIC CONTRACTING.

All submitted applications, schedules, bids, confirmations, changes to information on file with APX, notices and other communications conducted via electronic transfer, including direct computer link, bulletin board, e-mail, facsimile or any other means established by APX, shall invoke the same legal rights, responsibilities, and obligations set forth in the APX Master Terms as if executed in written format. APX and Participant waive any defense under the Statute of Frauds, or similar provision of law, in connection therewith.

8.   MISCELLANEOUS

          8.1 Notices. Except as otherwise specified herein or in the APX Master Terms, notices shall be in writing and transmitted by mail, overnight courier, or facsimile. Notices to APX shall be addressed to: Automated Power Exchange, Inc. 5201 Great America Parkway #522 Santa Clara, California 95054 Attention: Contracts Department (408) 517-2100. Notices to Participant shall be addressed to the representative specified in Appendix 1 of this APX MSPA.

          8.2 Entire Agreement. This APX MSPA and all attachments hereto, and the APX Master Terms with applicable Tabs embody the entire agreement and understanding of the Parties and superseded all prior or contemporaneous agreements and understandings of the Parties, verbal or written, relating to the subject matter hereof.

          8.3 Governing Law. THIS APX MSPA SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CHOICE OF LAW RULE THAT DIRECTS THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, IRRESPECTIVE OF THE PLACES OF EXECUTION OR OF THE ORDER IN WHICH SIGNATURES OF THE PARTIES ARE AFFIXED OR OF THE PLACE OF PERFORMANCE.

          8.4 Independent Parties. Nothing in this APX MSPA shall be construed or represented as creating a partnership, trust, fiduciary or any similar relationship among the Parties. Except as set forth in the APX Master Terms, no Party is authorized to act on behalf of the other Party and none shall be considered the agent of the other.

          8.5 No Third-Party Beneficiaries. This APX MSPA is made and entered into for the sole protection and legal benefit of the Parties and their permitted successors and assigns. No other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this APX MSPA.

          8.6 Amendment. Subject to Section 1.3 above, this APX MSPA is subject to modification of the APX Master Terms. In all other respects, this APX MSPA shall be modified or amended only by a written instrument executed by the Parties and shall not be modified by course of performance or any usage of trade.

          8.7 Severability. The illegality or unenforceability of any provision of this APX MSPA or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this APX MSPA or any instrument or agreement required hereunder.

          8.8 Counterparts. This APX MSPA may be executed in any number of separate counterparts, which shall be deemed to constitute one instrument. The authorized representative of the Parties have executed this APX Master Service and Participation Agreement as of the date first set forth above:


AUTOMATED POWER EXCHANGE INC.                      BEAR VALLEY ELECTRIC SERVICES

                                                       /s/ JOEL A. DICKSON

By: /s/ [SIGNATURE ILLEGIBLE]                      By: Joel A. Dickson
    -------------------------                          -------------------------
Title: SR. VP                                      Title: Vice President
       ----------------------                           ------------------------
Date: 2/15/02                                      Date: February 7, 2002
      -----------------------                            -----------------------

                                   APPENDIX 1


PARTICIPANT:                  BEAR VALLEY ELECTRIC SERVICE

REPRESENTATIVE CONTACT:       RAYMOND P. JUELS
                              630 EAST FOOTHILL BLVD.
                              SAN DIMAS, CA 91773
                              RJUELS@SCWATER.COM
                              (909) 394-3600, EXT. 679
                              (909) 394-3768 - FACSIMILE

EMERGENCY CONTACT:            JOEL A. DICKSON
                              630 EAST FOOTHILL BLVD.
                              SAN DIMAS, CA 91773
                              JADICKSON@SCWATER.COM
                              (909) 394-3600, EXT. 636
                              (909) 394-1382 - FACSIMILE

BILLING CONTACT:              RAYMOND P. JUELS
                              630 EAST FOOTHILL BLVD.
                              SAN DIMAS, CA 91773
                              RJUELS@SCWATER.COM
                              (909) 394-3600, EXT. 679
                              (909) 394-3768 - FACSIMILE

AGENT CONTACT:                COMPLETE ENERGY SERVICES
                              650 EAST PARKRIDGE AVENUE, #110
                              CORONA, CA 92879
                              COMPENERGY@COMPENERGY.COM

                              DAVE KOLK
                              COMPLETE ENERGY SERVICES
                              650 EAST PARKRIDGE AVENUE, #110
                              CORONA, CA 92879
                              DKOLK@COMPENERGY.COM
                              (909) 280-9411
                              (909) 280-9821 - FACSIMILE
                              (909) 283-1097 - CELLULAR

                              JUNE SKILLMAN
                              COMPLETE ENERGY SERVICES
                              650 COMPLETE ENERGY SERVICES, #110
                              CORONA, CA 92879
                              JSKILLMAN@COMPENERGY.COM
                              (909) 280-9411
                              (909) 280-9821 - FACSIMILE
                              (909) 290-3749 - CELLULAR

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 1
                   PARTICIPANT APPROVED COUNTER-PARTY TRADING

1.   SCOPE.

     1.1. This Tab Number 1 to the APX Master Terms and Conditions of Service sets forth the requirements, procedures, and protocols for the effective use of Participant Approved Counter-Party Trading services. Together with other applicable Tabs, the Master Service and Participation Agreement, and the APX Master Terms and Conditions of Service, all of which are expressly incorporated by reference, this Tab constitutes the entire agreement necessary to conduct Participant Approved Counter-Party Trading in the APX Markets.

     1.2. References to a Section shall mean a Section of this Tab 1, unless otherwise agreed. In the event of conflict between this Tab 1 and the APX Master Terms, this Tab 1 shall control and take precedence. The Participant Approved Counter-Party Trading service is an APX Market within the meaning of that defined term.

2.        DEFINITIONS.

     2.1. The following defined terms supplement the Master Terms and are applicable to Participant Approved Counter-Party Trading in APX Markets in the United States and Canada.

          2.1.1. "Delivery" means the actual or required exchange of electricity pursuant to a Contracted Order or otherwise.

          2.1.2. "Monthly Invoice" means the APX electronic invoice summarizing a Participant's transactional activity for the month.

3.   APPROVED COUNTER-PARTY CONTRACTING.

     3.1. APX Participants may Contract in APX Markets via the Market Window on a Participant Approved Counter-Party basis for some or all of their APX Product Specification Sheet requirements, as each Participant may elect. In registering for Participant Approved Counter-Party Trades, a Participant will indicate what counter-party entities that registering Participant is accepting as a trading partner. A Participant may amend its Participant Approved Counter-Party registration statement via the APX Market Window from time to time as it may elect, thereby increasing or decreasing the number of Participant Approved Counter-Parties for that amending Participant. Changes are effective immediately upon receipt by APX. A Participant may also choose to use Participant Approved Counter-Party services solely, or in conjunction with, APX Managed Credit Services as described in Tab 3 to these APX Master Terms.

     3.2. Participant Approved Counter-Party Trading must be by the mutual consent of both parties. When mutual consent is indicated to APX, the Participant's Market Window software will be enabled such that only the bids and asks of approved counter-parties may be Contracted, though all Orders from all Participants are viewable. As with APX Managed Credit Services, screen entries by others are anonymous to the Participant until Contracted by the Market Engine. Unlike APX Managed Credit Services, counter-party identity is revealed to each side after Contracting.

     3.3. Approved Counter-Party Trading is unsecured and all Participants to such trading expressly agree to the following provisions:

          a.) each Participant is responsible to itself and the other party for full performance of the Contracted Order, whether entailing obligations to make or take Delivery, or actions to ensure transmission rights affecting Delivery;

          b.) each Participant is free to alter the terms of the Contracted Order with their Participant Approved Counter-Party after the Contracted Order has been accepted by the Market Engine, in the same manner that they can alter any bilateral obligation;

          c.) each Participant bears the risk of the other's default in making Delivery or taking Delivery;

          d.) each Participant remains responsible for informing APX if the Contracted Order or any modification causes a change in APX Scheduling Services, and for payment of all applicable Scheduling fees occasioned thereby;

          e.) each Participant acknowledges that in any dispute concerning a Participant Approved Counter-Party Contracted Order(s), APX cannot be a Party to the dispute, and can only confirm what the Market Engine recorded as the Contracted Order; and

          f.) a Participant may not cycle their Participant Approved Counter-Party screen feature on and off as a way of discerning counter-party identity prior to Contracting. The ability to engage in such "toggling" is software limited as discussed in the APX Product Specification Sheet.

     3.4. A Participant is permitted to use APX Services in part through Participant Approved Counter-Party Trading as it may elect, and as long as it has at least one Approved Counter-Party. In the event that a Participant shifts to APX Managed Credit Services, triggering collateralization of trades encumbering credit, the provisions of the APX Master Terms and Tab 3 (APX Managed Credit Services) relating to Monetary Reserve Facility procedures apply, and control what actions APX and Participants are required to take.

     3.5. A Participant who chooses to use the APX California Scheduling Service (APX SC ID) and/or the APX Qualified Scheduling Entity (QSE) Service must continue to maintain a Monetary Reserve Facility as described in Tab 3 (APX Managed Credit Services) even when they engage in Participant Approved Counterparty Trading.

4.   PAYMENT.

     4.1. Supplementing the Tab 4 description of APX Market Settlement and Billing processes, the following provisions specific to Participant Approved Counter-Party Trading applies to affected APX Participants:

          a.) Participant Approved Counter-Party transactions will be recorded and displayed for each Participant within the APX Market Window and the counter-party disclosure report prepared for each Participant.

          b.) In the event of a Participant Approved Counter-Party default, APX will not act to cure the default or minimize its effects on the parties to the defaulted Order or assure that payment to the non-defaulting party is made. APX' sole responsibility to the parties will be to confirm what the Contracted Order was as recorded by the APX Market Engine.

          c.) Participants are responsible to APX for the payment of fees associated solely with the amount of Contracted Order energy recorded by the APX Market Engine, regardless of the energy actually delivered and accepted. The Monthly Invoice will display the amount of APX fees owed for all energy transacted, while showing only APX-settled units of energy.

5.   ADDENDA.

     5.1. Unless expressly addressed, nothing herein shall be construed as a waiver of the Representations and Warranties given by the Parties in
          Section 4 of the APX Master Terms, or of the Code of Conduct requirements of Section 8 of the APX Master Terms.

     5.2. For Participant Approved Counter-Party Trading only, the following Sections of the APX Master Terms and Conditions of Service do not apply:

          a.) 3.4 requiring that a Monetary Reserve Facility (MRF) be established.

          b.) Tab 3 to these APX Master Terms addressing APX Managed Credit Services.

                          * * * * * * * * * * * * * * *

                                   PAGE 1 OF 1
                           EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                     MASTER TERMS AND CONDITIONS OF SERVICE


1. SCOPE.

   1.1. These APX Master Terms set forth the eligibility and operating requirements for utilization of the APX Services and Products. Together with the applicable APX Product and Service Tabs, these Master Terms are incorporated in and made a part of each Participant's Master Service Agreement, and may be revised from time to time. The current version of these APX Master Terms is available to Participants via the APX Internet Site or upon request from APX.

   1.2. These APX Master Terms apply to each APX Market in which Participants are able to utilize APX Services or buy and sell Products. Additional terms, conditions, and requirements that apply to specific APX Services and Products are set forth in individual Tabs to these Master Terms, and are expressly incorporated into these APX Master Terms.

   1.3. In the event of a conflict between these Master Terms and any applicable Tab, the applicable Tab requirements shall control.

2. DEFINITIONS.

   2.1. Defined terms specific to individual APX Products and Services can be found in the applicable Tab. Initially capitalized terms used in these APX Master Terms and elsewhere in the Tabs shall have the meanings set forth below:

         2.1.1. "Affiliate" means any person or entity that is directly or indirectly controlled by, in control of, or under the common control of another.

         2.1.2. "APX" means Automated Power Exchange, Inc., a California corporation.

         2.1.3. "APX Internet Site" means the APX' site on the Internet at address www.apx.com.

         2.1.4. "APX Managed Credit Trading" means the trading activity of APX Market Participants under which said Participant posts credit which partially or wholly supports its Contracted position in the event of default by that Participant.

         2.1.5. "APX Market" means a set of available Products and/or Services for which there is a specific subject matter Tab.

         2.1.6. "APX Market Tab" means one or more subject matter supplements to these APX Master Terms which sets forth additional terms, conditions, and requirements applicable to the described APX Services and Products.

         2.1.7. "APX Market Engine" means the active server and software that administers APX Services and is owned and maintained by APX.

         2.1.8. "APX Market Window" means the software that provides the electronic interface between Participants and the APX Market Engine.

         2.1.9. "APX Master Service Agreement" means the Master Service and Participation Agreement entered into between the Participant and APX.

         2.1.10. "APX Product Specification Sheet" means that written descriptive statement of APX energy, capacity, transmission, and ancillary service products available to Participants, revised from time to time, and published on the APX website at www.apx.com.

         2.1.11. "APX Registration Statement" means the enrollment form that each Participant must complete prior to being eligible to use APX Services.

         2.1.12. "APX Services" means the services and associated Products that APX offers in each APX Market, as specified in the applicable Market Tab or APX Product Specification Data Sheets.

         2.1.13. "Contract," "Contracted," and "Contracting" describes the result of the APX Market Engine's matching one or more buy Orders with one or more sell Orders.

         2.1.14. "Contracted Order" means a contract that has been formed between one or more Participants that have submitted buy Orders and one or more Participants that have submitted sell Orders upon being Contracted by the APX Market Engine.

         2.1.15. "Control Area" means those facilities and intangible rights and operations that are controlled by a Control Area Operator.

         2.1.16. "Control Area Operator" means the entity that performs Control Area Services for a specific Control Area.

         2.1.17. "Control Area Requirements" means all duly-constituted rules or equivalents that apply or govern Control Area Services, issued by proper authority.

         2.1.18. "Control Area Services" means those services provided by the Control Area Operator to stabilize the performance of the electric grid.

         2.1.19. "Depository" means Comerica Bank-California, a California bank corporation, or a successor entity appointed by APX.

         2.1.20. "FERC" means the Federal Energy Regulatory Commission or its successor.

         2.1.21. "Force Majeure" means an event or circumstance that is beyond the reasonable control of the affected Party and that could not have been avoided with the exercise of due diligence.

         2.1.22. "Governmental Authority" means any federal, state, or local branch or unit of government, including FERC, SEC and CFTC, and any entity that is subject to regulation by any administrative agency as a public utility, including state and regional ISOs, ISAs, and RTOs.

         2.1.23. "Insolvency Proceeding" means any case, action, or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or any general assignment for the benefit of creditors.

         2.1.24. "Law" means any law, treaty, code, rule, regulation, tariff, protocol, or judicial order binding upon APX, the Depository, or a Participant.

         2.1.25. "Monetary Reserve Facility" means the financial arrangements made by a Participant in advance of registration as an APX Managed Credit Trading Participant using the APX Services.

         2.1.26.    "Order" means a Participant initiated buy Order or sell
                    Order.

         2.1.27. "Participant" means a person or entity that meets the eligibility requirements set forth in Section 3 below.

         2.1.28. "Participant Approved Counter-Party Trading" means trading activity under which a Participant selects its counter-party from a Participant Approved Counter-Party list, and for which the selecting Participant bears the risk of counter-party default. The identity of the counter-party is disclosed upon formation of the Contracted Order.

         2.1.29.    "Party" means APX or a Participant.

         2.1.30. "Products" means all units or packages of electrical power, including, but not limited to energy, capacity, transmission, or ancillary services or derivatives therefor, the purchase, sale and trading of which are supported or facilitated by the APX Market Window and APX Market Engine, as more particularly described in the APX Product Specification Data Sheets published from time to time. "Products" expressly excludes securities and futures contracts of any kind, and the trading of securities and futures contracts via the APX Market Window is prohibited. "Products" expressly excludes "swaps" as defined in 17 C.F.R. Part 35.

         2.1.31. "Termination Date" means the date on which a Participant's APX Master Service Agreement is terminated.

   2.2. In these APX Master Terms, unless the context otherwise requires:

         2.2.1. Terms stated in the singular shall include the plural and the masculine shall include the feminine and neuter, and vice versa;

         2.2.2. References to a Section, Exhibit, or Tab shall mean a Section, Exhibit, or Tab of these APX Master Terms.

         2.2.3. The words "includes" or including" shall mean "including without limitation";

         2.2.4. A reference to an agreement shall be to the agreement as amended or modified as of the date of reference;

         2.2.5. References to any Law or Control Area Requirement shall be to such law or requirement as amended or modified as of the date of reference;


                                  PAGE 1 OF 6
                          EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                     MASTER TERMS AND CONDITIONS OF SERVICE

          2.2.6. Any reference to a "person" includes any individual, partnership, firm, company, corporation, joint venture, trust or organization whether or not possessing separate legal personality;

          2.2.7. Any reference to a day, week, or month shall be deemed to be a reference to a calendar day, week, or month; and

          2.2.8. The terms "electricity" and "energy" are used interchangeably herein.

3.   CONDITIONS OF ELIGIBILITY TO USE THE APX SERVICES

          3.1. The certifications and representations contained in Section 4 below must be true and correct with respect to such person.

          3.2. The person must obtain and maintain at its cost all required hardware, software, and communications links that are necessary to operate the APX Market Window and communicate with APX in accordance with these APX Master Terms.

          3.3. The person must enter into and remain in compliance with an APX Master Service Agreement.

          3.4. The person must establish and maintain a Monetary Reserve Facility that covers its monetary reserve requirements for APX Managed Credit Trading in accordance with the provisions of Tab 3 to these APX Master Terms.

          3.5. The person must submit and update as required, a correct and complete APX Registration Statement encompassing all registered APX Services.

          3.6. The person must be in compliance with all requirements of Law and Governmental Authority, including Control Area Requirements, if applicable.

          3.7. When properly registered, APX will notify the person that it meets the eligibility requirements of a Participant for the designated APX Services, and will provide to such Participant its assigned system password(s).

4. REPRESENTATIONS AND WARRANTIES

     4.1. Each Participant represents and warrants to APX the following:

          4.1.1. The Participant has complied with all conditions of eligibility.

          4.1.2. The Participant is not in violation of the Code of Conduct set forth in Section 8.

          4.1.3. The Participant has not committed any act that would constitute a violation of these APX Master Terms.

          4.1.4. The Participant will treat all information and materials provided or disclosed by APX as "APX Confidential Information" when designated as such, and if non-disclosure is not required by public law.

          4.1.5. If the Participant will be selling electricity directly to any end-use customer, or purchasing power on its own behalf as an end-use customer, the Participant has complied with all requirements applicable to its area for retail suppliers and/or purchasers of electricity and related services.

          4.1.6. No registered load of the Participant is ineligible for wholesale transmission service under the Federal Power Act.

          4.1.7. The Participant is required to purchase and/or sell electricity, or enter into forward contracts for the same, in all places where the contract is made or will be performed.

          4.1.8. The Participant has all licenses, authorizations, consents, and approvals to own its assets, conduct business, and to perform its obligations under the APX Master Service Agreement and these APX Master Terms.

          4.1.9. Each Participant that submits an Order has or can obtain good title to the underlying energy or transmission rights that is the subject of the sell Order, and warrants that the Participant will make or take delivery of the energy as the case may be.

          4.1.10. Where required, the Participant has complied with all Control Area Requirements.

     4.2. APX represents and warrants to Participants the following:

          4.2.1. APX is qualified to do business in those jurisdictions necessary to carry out all of its responsibilities under these APX Master Terms.

          4.2.2. APX has all licenses, authorizations, consents, and approvals to own its assets, conduct business, and to perform its obligations hereunder.

          4.2.3. APX is the sole owner of APX Market Engine and Market Window technology, and such technology does not infringe the patents of others.

          4.2.4. APX will treat all Participant registration data, financial data, and APX Market activity and communications as "Participant Confidential Information", whether designated as confidential or not.

     4.3. The representations and warranties set forth in Sections 4.1 and 4.2 are continuing representations and warranties, and are reaffirmed by each Participant and APX each time the Participant uses any APX Service.

5. MONETARY RESERVE REQUIREMENTS

     5.1 In order to secure its APX Market obligations, each Participant that is not engaged in Participant Approved Counter-Party Trading shall establish and maintain a Monetary Reserve Facility that meets the requirements of Tab 3 to these APX Master Terms. The Monetary Reserve Facility may be in the form of an irrevocable and unconditional letter of credit or cash deposit in a monetary reserve account at the Depository.

     5.2 A Monetary Reserve Facility is not required for an APX Participant engaged in Participant Approved Counter-Party trading in any APX Market.

     5.3 APX shall only initiate a draw upon the Participant's Monetary Reserve Facility under the circumstances described in Tab 3 and Tab 4.

     5.4 APX reserves the right to set and modify the Monetary Reserve Facility criteria from time to time in its reasonable discretion.

6.   APX PRODUCTS AND SERVICES

     6.1. Registered Participants shall be eligible to utilize the APX Market Window to purchase, sell or trade the APX products described in the APX Product Specification Sheets, or use the APX Services, each of which is more fully described in the indicated Tab to these APX Master Terms.

     6.2. Participant Approved Counter-Party Trading: Tab 1

     6.3. Schedule Coordination Services: Tab 2

     6.4. APX Credit Management Services: Tab 3

     6.5. APX Settlement and Billing Services: Tab 4

     6.6. APX Product and Service Fee Schedule: Tab 5

     6.7. APX Telephone Brokering Service: Tab 6


                                  PAGE 2 OF 6
                          EFFECTIVE SEPTEMBER 1, 2001

                           AUTOMATED POWER EXCHANGE
                     MASTER TERMS AND CONDITIONS OF SERVICE

7.   SOFTWARE LICENSING AGREEMENT

     7.1. Subject to the terms and conditions of these Master Terms and any modifications contained in the Master Service Agreement, APX grants to each registered Participant a restricted, nonexclusive, nontransferable right to use the APX Market Window software (in executable code form only) at the Participant's designated sites on up to ten (10) designated computers.

     7.2. Without the prior written consent of APX, no Participant shall (i) copy all or any portion of the Market Window; (ii) decompile or disassemble the APX Market Window or attempt to determine any source code, algorithms, methods or techniques embodied in the Market Window; (iii) modify, translate, or create any derivative works based upon the Market Window; (iv) distribute, disclose, market, sell, rent, lease, assign, sublicense, transfer, covey or pledge to transfer the Market Window in whole or part to any third party; (v) remove or alter any copyright, trademark, trade name or other proprietary notices and legends appearing on or in copies of the Market Window; (vi) allow remote access or transfer the Market Window software to any computer other than the Participant's ten designated computers; (vii) incorporate the APX Market Window into any other program or product; (viii) use the Market Window other than in accordance with these APX Master Terms. Participant employees, Agents, Independent Contractors, and affiliates are subject to the same exclusions to the extent that they are required to use Participant's licensed Market Window.

     7.3. As between APX and Participants, APX retains all right, title and interest in and to the APX Market Window, including any derivative works thereof. APX retains all right, title, and interest in its Applications Program Interface ("API"), and shares title with Participants in any API derivative works. Participant agrees not to take any action to jeopardize, limit or interfere with APX' ownership rights of the Market Window or derivative works thereof.

     7.4. APX may from time to time deliver to Participants modifications or new releases of the APX Market Window. Before doing so, APX will provide notice to affected Participants. These APX Master Terms shall apply to such modifications and/or new release as if part of the original license grant. APX will fully support at its cost only the current software release and the immediately preceding version.

     7.5. Any APX Market Window software or documentation that is provided to or on behalf of the United States of America, its agencies and/or instrumentalities ("U.S. Government") is provided with Restricted Rights as that term is used in Part 27 of the Federal Acquisition Regulations ("FAR"). Use, duplication, or disclosure is subject to all of the restrictions contained in the FAR, and any DOD or other agency FAR supplements.

     7.6. Each Participant must routinely monitor its market position(s) via the APX Market Window, and promptly notify APX if it encounters any material difficulty in using the APX Market Window. APX will attempt to correct any material problems, errors, or bugs that are reported, take reasonable steps to mitigate the effects of any such problems, and forward any resulting modifications to affected Participants. Under no circumstances will APX be responsible for any costs or damages that result from a Participant's inability to use the APX Market Window, except as set forth in Section 14 of these APX Master Terms. In the event that the APX Market Window malfunctions or becomes inoperable due to the negligent or wrongful act or omission of a Participant or a condition associated with Participant's hardware, software, or data communications equipment, the Participant shall reimburse APX for all costs incurred by APX in fixing such malfunction or inoperability.

8.   CODE OF CONDUCT

     8.1. At all times during the term of its APX Master Service Agreement, APX and each participant shall comply with all applicable Laws and Control Area Requirements that relate to or have an impact upon the parties performance hereunder.

     8.2. No Participant shall take any action that would undermine or improperly manipulate any APX service, any Participant, the Depository, or APX. This includes, but is not limited to, self-dealing in one's own name or through intermediaries established or used for that purpose.

     8.3. No Participant shall take any action that would cause APX or other Participant to violate any Law, Control Area Requirement, or these Master Terms.

     8.4. Each Participant shall at all times respond to any communication from APX and/or their respective agents or representatives in a timely manner. To facilitate communications timeliness, each Participant will regularly monitor its market position(s) via the APX Market Window.

     8.5. APX and each Participant shall permit their market communications to each other to be recorded in accordance with state and federal law.

     8.6. No Participant shall own or control or hold with power to vote more than ten percent of APX shares.

     8.7. APX and its employees and directors shall be prohibited from buying or selling a commodity or product for which APX operates an exchange.

     8.8. APX and its employees and directors shall be prohibited from owning or controlling a material interest in any entity that buys or sells commodities or products in the APX Markets, or in the markets of any Affiliates.

     8.9. APX and its employees and directors shall be prohibited from serving as an employee, agent, representative or Board member of any entity that is an APX Market Participant.

     8.10. APX shall at all times maintain and enforce a code of conduct for it directors, employees, and contractors. APX shall make available to any Participant a copy of the current APX internal code of conduct upon written request.


9.   AMENDMENT AND MODIFICATION OF TERMS

     9.1. APX may, in its reasonable discretion, modify or amend these APX Master Terms from time to time. In such event, APX will transmit notice to Participants at least thirty days before the date on which such amendment or modification will go into effect.

     9.2. Any modification or amendment to these APX Master Terms will be prospective only and shall not apply to any Contracted Orders, but shall be binding upon Participants and APX for all orders consummated after the effective date of the amendment or modification. Once a properly noticed amendment or modification becomes effective, a Participant's submission of any Order or use of any APX Service shall operate as an acceptance by such Participant of, and agreement to be bound by, the amendment or modification.

     9.3. Notwithstanding the foregoing, in the event of an emergency, as determined by APX in its reasonable discretion, APX shall have the right to modify the APX Master Terms and any applicable Tabs without notice in order to respond to the emergency. Any such amendment shall apply to all unperformed Contracted Orders, and to other ongoing transactions and activities of APX Market Participants, as circumstances warrant. To the extent practicable, APX will consider all Participant's interests in an emergency and will act reasonably during such emergency and in actions thereafter.

     9.4. APX may, in its reasonable discretion modify its APX Product Specifications Sheets and re-publish the same on the APX Internet Site without giving the thirty days advance notice to Participants applicable to contract terms modifications.

10.  SUSPENSION OF ELIGIBILITY

     10.1. APX may suspend the eligibility of a Participant to use one or more of the APX Services at any time without liability of any kind to the Participant if;

                                  PAGE 3 OF 6
                          EFFECTIVE SEPTEMBER 2, 2001

                            AUTOMATED POWER EXCHANGE
                     MASTER TERMS AND CONDITIONS OF SERVICE

          a. the Participant fails to comply with any provision of the Code of Conduct set forth in Section 8 above;

          b. the Participant fails to satisfy any condition of eligibility set forth in Section 3;

          c. any representation or warranty made by the Participant in Section 4 ceases to be true and correct in any material way;

          d. the Participant takes any action in derogation of APX' rights in or to the APX Market Window;

          e. the Participant fails to maintain an adequate Monetary Reserve Facility (MRF) where required to do so to engage in APX Managed Credit Trading, or acts to limit APX access to the Participant' MRF; or

          f. the Participant ceases to be solvent, voluntarily ceases conducting business, or commences any Insolvency Proceeding.

     10.2. In the event that APX suspends a Participant's eligibility to use APX Services, APX may terminate the Master Service Agreement without liability.

     10.3. Upon suspension of a Participant under this Section, APX will notify the Participant as soon as practicable, and the Participant will continue to be responsible for all amounts owing in connection with the Participant's use of APX Services.

11.  TERMINATION OF THE APX MASTER SERVICE AGREEMENT

     11.1. Termination by APX: APX may terminate a Participant's Master Service Agreement at any time for the reasons stated in Section 10.1 above.

     11.2. Terminated by Participant: a Participant may terminate its Master Service Agreement at any time with written notice to APX of Termination Date.

     11.3. Effect of Termination:

           a. the eligibility of the Participant to use APX Services shall cease;

           b. the provisions of the APX Master Terms and Service Agreement shall remain effective until all financial obligations have been discharged;

           c. within 30 days after termination, the Participant must deliver or destroy all copies of the APX Market Window and certify to the same;

           d. the Participant must immediately render payment for all amounts owing under these APX Master Terms and will be entitled to receive any amounts owing to the Participant by the next ordinary payment receipt date established by these APX Market Terms;

           e. the Participant will refrain from any action that would interfere with APX' access to the Participant's Monetary Reserve Facility; and

          f. the provisions of these APX Master Terms requiring performance after termination will be deemed effective and operative.

12.  FORCE MAJEURE

     12.1. No Party will be considered in default of any obligation if prevented from fulfilling such obligation by Force Majeure. Notwithstanding the foregoing, no Participant shall be excused from any obligation to render payment due to APX in connection with the use of APX Services, or from continuing to comply with the code of conduct provisions of Section 8 that are unaffected by the circumstances of the Force Majeure. Unless the nature of the product defined in the APX Product Specification Sheet permits it, Force Majeure shall NOT be claimed by any Participant based upon purely economic considerations such as (i.) loss of Buyer's markets; (ii.) buyer's inability to economically use or re-sell the purchased energy product(s); (iii.) the loss of Seller's supply; or (iv.) Seller's ability to sell the product to a different Buyer under more attractive terms.

     12.2. In the event of a Force Majeure that prevents a Party from performing any of its obligations under these Master Terms, the Party shall:

          a. notify the other Party in writing as soon as commercially practicable;

          b. use commercially reasonable efforts to mitigate the effects of such Force Majeure, and act to resume performance as soon as possible;

          c. not be entitled to suspend performance in any greater scope or for any longer duration than reasonably required by the Force Majeure;

          d. keep the other Party apprised of the mitigation and restoration efforts initiated by the Party;

          e. provide written notice of the resumption of full performance to the other Party.

     12.3. Notwithstanding the foregoing, the settlement of any strike, lockout, or labor dispute constituting a Force Majeure shall be within the sole discretion of the Party involved in such labor dispute, and the obligation to use commercially reasonable efforts to resolve or remedy does not apply.

13.  INDEMNIFICATION

     13.1. To the fullest extent permitted by Law, each Participant shall indemnify and hold harmless APX, its Affiliates, agents, officers and employees from any and all claims, costs, and expenses incurred by them to the extent caused wholly or in part by any act or omission by the Participant, its Affiliates, agents, officers, and employees, except to the extent such claim is caused by the negligence or willful misconduct of APX. Each Participant's obligation to indemnify under this Section shall survive termination of the Participant's APX Master Service Agreement, and shall not be limited in any way by amount or type of damages.

     13.2. In addition to the foregoing, to the fullest extent permitted by Law, each Participant shall also indemnify APX from any and all claims caused wholly or in part by any error or omission in the information that the Participant submits to APX for further transmittal to a Control Area Operator.

     13.3. To the fullest extent permitted by Law, APX shall indemnify and hold harmless a Participant, its Affiliates, agents, officers and employees from any and all claims, costs and expenses incurred by them to the extent caused wholly or in part by any act or omission of APX, its affiliates, agents, officers and employees, except to the extent such claim is caused by the negligence or willful misconduct of Participant, APX' obligation to indemnify under this Section shall survive termination of Participant's APX Master Service Agreement and shall at all times be subject to the Section 14 limitation of liability.

     13.4. APX shall indemnify and hold harmless a Participant from all claims, costs and expenses to the extent caused wholly or in part by APX' breach of or infringement upon any third party's copyright, trademark, patent or other intellectual property right.

14.  LIMITATION OF LIABILITY

     14.1. THE APX SERVICES ARE PROVIDED "AS IS" FOR USE IN AN ELECTRONIC TRADING ENVIRONMENT. APX DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO APX SERVICES, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES ARISING FROM ANY CLAIMED COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OR TRADE PRACTICE, APX MAKES NO REPRESENTATIONS THAT THE APX SERVICES WILL OPERATE WITHOUT INTERRUPTION OR BE ERROR FREE.

                                  PAGE 4 OF 6
                          EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                     MASTER TERMS AND CONDITIONS OF SERVICE

     14.2.  EXCEPT FOR DISCLAIMED SOFTWARE DESIGN AND/OR PERFORMANCE, ANY
            CLAIM ARISING FROM ALL ALLEGATION OF APX' NEGLIGENCE, OR FROM AN ALLEGATION OF BREACH OF CONTRACT BY APX, SHALL BE SUBJECT TO THE FOLLOWING LIMITATIONS: (I) NO SUCH CLAIM MAY BE BROUGHT FOR APX ACTS OR FAILURES TO ACT OCCURRING DURING THE FIRST 90 DAYS OF PARTICIPANT'S REGISTRATION AS AN APX PARTICIPANT; (II) NO SUCH CLAIM RELATING TO A SINGLE SET OF FACTS OR OCCURRENCES MAY BE BROUGHT AGAINST APX IF IT INVOLVES LESS THAN $5,000 (PARTICIPANTS SHALL NOT COMBINE CLAIMS INVOLVING DIFFERENT SETS OF FACTS AS A MEANS OF AVOIDING THIS LIMITATION); (III) APX' MAXIMUM LIABILITY TO ANY PARTICIPANT FOR ANY AND ALL SUCH CLAIMS IN A GIVEN CALENDAR YEAR SHALL NOT EXCEED THE LESSER OF $50,000 OR SIX MONTHS OF APX FEES MEASURED BY THE MOST RECENTLY COMPLETED SIX FULL CALENDAR MONTHS PRECEDING THE EVENT OF LIABILITY; AND (IV) ANY SUCH CLAIM MUST BE BROUGHT WITHIN SIX MONTHS AFTER THE EVENT GIVING RISE TO THE CLAIM. IF ANY SUCH CLAIM IS NOT BROUGHT WITHIN SUCH SIX MONTH PERIOD, THE RIGHT TO DO SO SHALL BE DEEMED WAIVED, IRRESPECTIVE OF ANY DIFFERENT TIME LIMIT SET FORTH IN ANY STATUTE OF LIMITATIONS THAT OTHERWISE WOULD APPLY, WITH RESPECT TO CLAIMS THAT ARE SUBJECT TO THE LIMITS SET FORTH IN THIS SECTION 14.2, EACH PARTICIPANT ACKNOWLEDGES THAT;
            (I) IT MAY HAVE SUCH A CLAIM THAT INVOLVES LESS THAN $5,000 AND (II) IT MAY HAVE CLAIMS IN ANY GIVEN CALENDAR YEAR THAT INDIVIDUALLY OR COLLECTIVELY INVOLVE MORE THAN $50,000 AND EXPRESSLY WAIVES ITS RIGHT TO PURSUE ANY SUCH CLAIM TO THE EXTENT THAT IT EXCEEDS SUCH LIMITS.

     14.3. NO PARTY SHALL BE LIABLE TO ANOTHER FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY STATUTORY LIABILITY OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THE USE OF APX SERVICES UNDER THESE MASTER TERMS, ANY APPLICABLE TABS, OR THE MASTER SERVICE AGREEMENT, INCLUDING ANY LOSS OF PROFITS, EARNINGS, REVENUE, USE, DATA, CONTRACT, OR GOODWILL, EVEN IF A PARTY HAS KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.


16.  DISPUTES RESOLUTION

     15.1. In all disputes arising from a Participant's use of any APX Services, the aggrieved Party shall notify the other Party(s) in writing of the nature of the dispute with as much detail as possible. A duly-authorized representative of each Party possessing full authority to resolve the dispute shall meet in person or by telephone within 14 days after the date of written notice in order to reach an agreement resolving the dispute. If the Parties' representatives cannot resolve the dispute or agree upon a written corrective action plan within 7 days after their initial meeting, or any mutual extension of time, then either Party may request contractual arbitration as provided in Section 15.2. Neither Party shall initiate arbitration unless the process described in this
            Section 15.1 has been employed or waived.

     15.2. Any controversy or claim between the Parties arising out of or relating to APX Services under these Master Terms, including applicable Tabs, shall be subject to mandatory binding arbitration in accordance with the United States Arbitration Act, and under the auspices and the commercial rules and procedures of the American Arbitration Association then in effect. If APX is a party to the dispute, the arbitration shall be conducted in San Francisco, California; if APX is not a party to the dispute, the arbitration can be conducted at such place and time as the Parties may elect. Each Party may serve a single request for production of documents, and any disputes regarding document production shall be resolved by the arbitrator(s). The arbitrators shall give effect to statutes of limitation in determining any claim, and shall deliver a written opinion setting forth findings of fact, conclusions of law and the rationale for the decision. The arbitrators shall reconsider the decision only once upon proper motion and at the expense of the Party requesting reconsideration. Judgement upon the decision rendered may be entered in any court having jurisdiction. Section 4 requirements of confidentiality apply to the arbitration proceeding, all evidence taken, and the opinion of the arbitrators. Confidential information may be disclosed in camera and under seal to the arbitrators and in any subsequent judicial action to enforce the arbitration award or order.

     15.3. No provision of this Section 15 shall limit the right of either Party to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during pendency of any arbitration, except that no Party may seek to avoid binding arbitration. The exercise of a remedy does not waive the right of either Party to resort to arbitration.

16.  MISCELLANEOUS

     16.1. APX has entered into the APX Master Service Agreement and agreed to provide APX Services based on and in reliance upon the continuation of Laws and regulatory policies in effect as of the date of each Participant's Master Service Agreement. If such Laws change in a manner that renders any portion of these Master Terms, applicable Tabs, or the Master Service Agreement illegal, unenforceable, or financially impracticable, then APX shall have the right to modify the Master Service Agreement or terminate it altogether as circumstances may reasonably require.

     16.2. Any waiver of any provision under these APX Master Terms, applicable Tabs, or the Master Service Agreement must be in writing and will not be implied by any usage of trade, course of dealing or course of performance. Any delay in exercising a right or remedy under these terms shall not imply a waiver of those rights and remedies. Any express waiver of such rights and/or remedy shall not be construed as a continuing waiver.

     16.3. In the event that one or more of the provisions of these APX Master Terms, applicable Tabs, or the APX Master Service Agreement shall for any reason be held to be unenforceable, such unenforceability shall not affect any other provision, and the contract shall be construed as if the unenforceable provisions had never been contained in the contract terms.

     16.4. APX and each Participant expressly acknowledge that time is of the essence in the performance of their respective obligations under these APX Master Terms, applicable Tabs, and the APX Master Service Agreement.

     16.5. APX and each Participant shall comply with all Laws and Control Area Requirements as they relate to performance hereunder.

     16.6. The remedies provided under these APX Master Terms and Master Service Agreement shall be cumulative and not exclusive, and the election of one remedy shall not preclude pursuit of other remedies. In arbitration a Party may seek any remedy generally available under governing law.

     16.7. THE APX MASTER SERVICE AGREEMENT, THESE APX MASTER TERMS, AND ALL APPLICABLE TABS SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CHOICE OF LAW RULES THAT DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION IRRESPECTIVE OF THE PLACE OF EXECUTION OR PERFORMANCE. Unless APX is not a party, any legal action or proceeding with respect to these APX Master Terms, the Master Service Agreement, and any applicable Tabs must be brought in the courts of the State of California or if the United States in the Northern District of California. By execution and delivery of the APX Master Service Agreement, APX and each Participant consent for themselves and in respect of their property, to the exclusive jurisdiction of those courts. APX and each Participant irrevocably waive any objection which they may now or hereafter have to the bringing of any action or proceeding exclusively in California state or federal judicial forums.


                                  PAGE 5 OF 6
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
                            AUTOMATED POWER EXCHANGE
                     MASTER TERMS AND CONDITIONS OF SERVICE

16.8. Nothing in these APX Master Terms, the APX Master Service Agreement, or applicable Tabs shall be construed as creating a partnership, trust, joint venture or any similar relationship between APX and any Participant. Except as authorized by the procedures necessary to perform certain APX Services described in the Schedule Coordinator Services Tab (Tab 2), no Party is authorized to act on behalf of the other Party, and none shall be considered the agent of the other.

16.9. These APX Master Terms, the APX Master Service Agreement and all applicable Tabs are made and entered into for the sole protection and legal benefit of the Parties, their successors and assigns. No other person shall be a director or indirect legal beneficiary of, or have any cause of action, claim, or entitlement in connection with APX Services. No customer of Participant shall have any rights against APX in connection with such Participant's use of any APX Service.

16.10. APX shall have the right to offset, or to direct the Depository to offset, against any amounts owing to a Participant as a result of its use of APX Services amounts owed to APX or other participants.

16.11. No party shall assign or delegate any of its rights or obligations under the APX Master Service Agreement, these APX Master Terms, or applicable Tabs, without the prior written consent of the other, which consent will not be unreasonably withheld. Absent the prior written consent of the other Party, any attempted assignment shall be void and of no force or effect.

16.12. Any default under these APX Master Terms, the Master Service Agreement, or applicable Tabs shall be considered a default of the others and shall entitle the parties to exercise such rights as are available herein and therein.

16.13. APX may establish such rules, orders, procedures or protocols related to the APX Services as it deems reasonable and necessary from time to time, and shall transmit such items to Participants via the APX Market Window. Participants shall comply with requirements of such transmitted items, whether such transmittals are actually reviewed, received or acknowledged.

16.14. Each Party shall do all necessary acts and make, execute, and deliver such written instruments as shall from time to time be reasonably required to carry out the terms of these APX Master Terms, the APX Master Service Agreement and applicable Tabs.

16.15. These APX Master Terms, the APX Master Service Agreement, and applicable APX Tabs constitute the entire agreement and understanding of the APX and each Participant, and merge and supercede all prior or contemporaneous agreements, understandings, commitments, representations and discussions relating to the subject matter hereof.


                              ...................















                                  PAGE 6 OF 6
                          EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 2
                         CALIFORNIA SCHEDULING SERVICES

1.   SCOPE.

     1.1. This Tab to the APX Master Terms and Conditions of Service sets forth the requirements, procedures, and protocols for the effective use of APX California Scheduling Services. Together with other applicable Tabs, the Master Service and Participation Agreement, and the APX Master Terms and Conditions of Service, all of which are expressly incorporated by reference, this Tab constitutes the entire agreement necessary to obtain California Scheduling Services.

     1.2. References to a Section shall mean a Section of this Tab 2, unless otherwise agreed. In the event of conflict between this Tab 2 and the APX Master Terms, this Tab 2 shall control and take precedence. APX California Scheduling Service is an APX Market within the meaning of that defined term.

2.   DEFINITIONS.

     2.1. "Ancillary Services" has the meaning set forth in the Independent System Operator (ISO) Tariff.

     2.2. "APX California Scheduling Service (APX SC ID)" means the service described in Section 3.2.

     2.3. "APX California Scheduling Service (Participant SC ID)" means the service described in Section 3.3 and for which APX is acting as the Participant's Scheduling Coordinator Agent.

     2.4. "APX California Services" means the APX California products for energy, capacity, transmission, ancillary services and green energy tickets; APX California Scheduling Service (APX SC ID); and APX California Scheduling Service (Participant SC ID).

     2.5. "Congestion Zones" means the Zones and interconnection points that are specified as congestion zones by the ISO from time to time.

     2.6. "Control Area Operator" means the California ISO in California.

     2.7. "Delivery Point" means the point at which electricity is injected into the ISO Controlled Grid.

     2.8. "Delivery Day" means a day on which delivery of energy occurs in the time zone of the buyer or buyer's designee.

     2.9. "Deviation" means the difference between Scheduled and metered electric energy deliveries.

     2.10. "End-Use Meter" has the meaning set forth in the ISO Tariff.

     2.11. "Export" has the meaning set forth in the ISO Tariff.

     2.12. "Generation Meter" has the meaning set forth in the ISO Tariff.

     2.13. "Generator" means an entity that owns, operates, controls or has the right to sell or dispose of output from a generating unit.

     2.14. "Import" has the meaning set forth in the ISO Tariff.

     2.15. "ISO" means the California Independent System Operator for APX California Services.

     2.16. "ISO Charges" means the authorized regulatory charges the ISO is permitted to indirectly charge Participants via their Scheduling Coordinator for grid operations and management, including but not limited to charges for wheeling access.

     2.17. "ISO Controlled Grid" is that part of the electricity transmission system for which the ISO is authorized to regulate and control performance reliability.

     2.18. "Load" has the meaning set forth in the ISO Tariff.

     2.19. "Meter Aggregation Service Provider" (MASP) means an entity hired by the Participant and approved by APX that prepares Settlement Quality Meter Data.

     2.20. "Meter Data Management Agent" (MDMA) means an entity hired by the Participant and approved by APX that provides meter installations, meter reading, and contributes to the preparation of Settlement Quality Meter Data.

     2.21. "Net Physical Position" means the net quantity of energy to be Delivered to or by a Registered Facility at any given time, taking into account all of Participant's Contracted Orders and positions in the APX Market.

     2.22. "Pass-Through Charges" means all charges and taxes levied by a Control Area Operator or any Governmental Authority in connection with
          (I) the purchase, sale, delivery and use of the APX Products; or (ii) the use of any APX Service, including Control Area Operator Charges, taxes, fees, franchise fees, or utility user taxes, whether actually levied or imputed.

     2.23. "Pass-Through Payments" means all payments from a Control Area Operator, or any other entity, to APX for a Participant in connection with such Participant's use of APX Services, that APX agrees to accept and pass on to the Participant.

     2.24. "Receipt Point" means the point at which electricity is removed from the ISO Controlled Grid.

     2.25. "Registered Export" means an Export for which APX is designated as the SC or SC Agent.

     2.26. "Registered Facility" means any registered Generating unit, Load, Export, Import or Transfer Point where APX is designated as the SC or SC Agent.

     2.27. "Registered Import" means an Import for which APX is designated as the SC or SC Agent.

     2.28. "Registered Transfer Point" means any Congestion Zone in which a SC can transfer electricity to or from an APX SC ID or a Participant SC ID in accordance with the Participant's Transfer Schedule indicated on their APX Registration Statement.

     2.29. "Schedule" has the meaning set forth in the ISO Tariff.

     2.30. "Scheduling Coordinator" (SC) has the meaning set forth in the ISO Tariff.

     2.31. "Scheduling Coordinator Agent" (SC Agent) means a Participant SC ID that has been certified by the ISO and for which APX is performing the APX California Scheduling Service (Participant SC ID) behind this SC ID.

     2.32. "Settlement Quality Meter Data" (SQMD) means meter data that is load-profiled (if necessary), adjusted for distribution line losses, aggregated to the level at which Orders for a Registered Facility are submitted, and submitted to the ISO in a specified format by a required due date.

     2.33. "Take-Out Point" has the meaning set forth in the ISO Tariff.

     2.34. "Transfer Schedule" has the meaning set forth in the ISO Tariff.

     2.35. "True-Up Amount" means the amount credited or debited to reflect either SQMD or ISO Charges after delivery.

     2.36. "Zone" has the meaning set forth in the ISO Tariff.

3.   SCHEDULING SERVICES.

     3.1. APX offers two types of Scheduling Coordinator Services: APX California Scheduling Service (APX SC ID) and APX California Scheduling Service (Participant SC ID), collectively known as the APX California Scheduling Services.

     3.2. Upon being designated by a Participant as the Scheduling Coordinator for a Registered Facility, , APX will act as the Scheduling Coordinator in compliance with ISO Tariffs then in effect. APX will act to fulfill its obligations to develop Schedules under an APX SC ID, transmit them to the ISO, and act on instructions received. A Participant that desires to utilize the APX California Scheduling Services must submit an APX Registration Statement, designating APX as their Schedule Coordinator.

                                   PAGE 1 OF 4
                           EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 2
                         CALIFORNIA SCHEDULING SERVICES

          The appointment of APX as a Participant's SC remains in effect until terminated or modified by either Party. If APX is the SC for a Participant engaged in block forward trading using Participant Approved Counter-Party Trading, APX will encumber credit five (5) days prior to the traded energy going to physical delivery. If APX is not the SC at the time for encumbering monthly block forward credit, APX will not encumber credit or submit physical delivery Schedules to the Control Area Operator.

     3.3. Upon being designated by a Participant as the Scheduling Coordinator Agent for a Registered Facility, APX will act as the SC Agent in compliance with ISO Tariffs then in effect. APX will act to fulfill its obligations to develop Schedules under the Participant SC ID, transmit them to the ISO and act on instructions received. A Participant that desires to utilize the APX California Scheduling Services must submit an APX Registration Statement, designating APX s their Scheduling Coordinator Agent. The appointment of APX as a Participant's SC Agent remains in effect until terminated or modified by either Party.

     3.4. A Participant for whom APX performs APX California Scheduling Services must:

          a. Complete a Registration Statement authorizing specific types of Schedules to be submitted by APX;

          b. Submit a fully balanced Schedule to APX in time for APX to submit the Schedule to the ISO;

          c. Provide sufficient information to APX to enable timely submission of a complete Schedule, inclusive of quantity, Delivery Point, Receipt Point and such other information as APX or the ISO requires; and

          d. Use the appropriate loss calculation methodology specified by ISO Tariff in preparing Schedule data. Once a Participant has provided APX with the information described above, APX will submit a Schedule for the Participant's Registered Facility, at each opportunity provided by the ISO. Such Schedules shall reflect the Net Physical Position of each Registered Facility.

4.   APX CALIFORNIA SCHEDULING SERVICE (APX SC ID) - OPERATIONAL REQUIREMENTS.

     4.1. In addition to the eligibility requirements of Section 3 of the APX Master Terms, to be eligible to use APX California Scheduling Service (APX SC ID), a Participant must:

          a. Designate APX as the Scheduling Coordinator for specified Generators, Loads, Exports, Imports and Transfer Points in its APX Registration Statement;

          b. Provide all information that APX reasonably needs to comply with the ISO Tariff; and

          c. For Registered Loads, provide monthly energy consumption data, peak energy demand data from interval meters, and the rate schedule for that load under which it has taken service for the preceding 12 months.

     4.2. If any material modification is made to a Participant's Registered Facility, the Participant shall inform APX by a written change to its then current APX Registration Statement.

     4.3. By virtue of its use of APX California Scheduling Service, each Participant grants to APX all agency authority necessary to comply with the ISO Tariff as a Scheduling Coordinator.

     4.4. Each Participant has a contractual obligation to take or Deliver the amount of energy specified in any Schedule submitted to the ISO by APX on behalf of the registered Participant. In the event of a Deviation, including a Deviation resulting from a Participant's failure to Schedule a Delivery with APX, the Participant must pay a charge or receive a credit, as the case may be, to reflect associated True-Up Amounts and ISO Charges.

     4.5. With respect to any Schedule that APX submits to the ISO on a Participant's behalf, as well as related Deliveries required under Schedules submitted, the Participant shall be solely responsible for all charges imposed on APX by the ISO and all APX fees associated with such Schedule or related Deliveries.

     4.6. Except to the extent a Participant self-provides Ancillary Services, for any Schedule that APX submits on behalf of a Registered Load or Registered Export, the Participant shall be liable for its pro rata portion of all charges for Ancillary Services that are incurred by all APX Registered loads and Registered Exports. Such pro rata portion shall be determined by a comparison of the relative Net Physical Position of such Participant's respective Load and Exports.

     4.7. In providing APX California Scheduling Service to a given Participant, APX will endeavor to:

          a.   Submit required Schedules to the ISO using an APX SC ID.

          b. Transmit Ancillary Service bids for Participant's Registered Facility to the ISO, and pass ISO acceptance, instructions, payments, fees, and charges, if any, back to the Participant.

          c. Transmit error messages generated by the ISO's Schedule validation checks to the Participant, as received by APX;

          d. Transmit applicable messages sent by the ISO to the Participant, as received by APX;

          e. If applicable, relay Settlement Quality Meter Data provided by the Participant (or its MDMA) to the ISO or equivalent;

          f. If applicable, relay Settlement Quality Meter Data provided by the ISO to the Participant (or its MDMA); and

          g. Calculate, bill and collect from the Participant any Pass-Through Charges owing, including imputed Control Area Operator charges.

          h. Calculate, bill and collect from the ISO any Pass-Through Payments owed to the Participant.

     4.8. All communications (including bids) that APX is to transmit to the ISO on behalf of Participants must be received via the APX Market Window or other means approved by APX in its reasonable discretion.

     4.9. APX will Schedule a Registered Generator that is committed to Regulatory Must-Take, Regulatory Must-Run, or Reliability Must-Run Generation only on the basis of Net Physical Position. Each Participant that is so Scheduled is responsible for ensuring that the Net Physical Position is and remains adequate to comply with all requirements of Law or contract.

     4.10. When APX is acting as SC in a Transfer Schedule, APX will notify the counterpart SC of the Net Physical Position of the Registered Transfer Point and the Zone associated with the Transfer Schedule when it appears that there is a mismatch. APX will submit settled Transfer Schedules to the ISO at each opportunity provided for submitting Schedules, and is authorized to submit the Transfer Schedule to the ISO whether it has received counterpart SC confirmation or not. In the event of a discrepancy between the Net Physical Position and/or Zone reported by APX and the counterpart SC, APX will apply commercially reasonable efforts to resolve such discrepancy. If a discrepancy cannot be resolved in time for submittal to the ISO, APX will submit the Transfer Schedule it has and shall not be responsible for any later discovered inaccuracy in the counterpart SC's information.

5. APX CALIFORNIA SCHEDULING SERVICE (APX SC ID) - METERING AND METER DATA REQUIREMENTS.

5.1. Each Participant who uses APX Scheduling Coordinator Services, including APX Bilateral Contract Scheduling Services, must ensure that each Registered Facility has in place and maintains all metering equipment and facilities required to comply with

                                   PAGE 2 OF 4
                           EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 2
                         CALIFORNIA SCHEDULING SERVICES

     ISO Tariffs and applicable Law. Also, each Registered Facility that requires a Meter Data Management Agent (MDMA) must arrange for services from an MDMA that is certified by appropriate regulatory authority and approved by APX in its reasonable discretion. In addition, each Registered Facility that requires a Meter Aggregation Service Provider (MASP) must arrange for services from a MASP that is certified by appropriate authority and approved by APX in its reasonable discretion. Lastly, each Participant must provide meter registration data that includes meter identification serial number, demand zone for that meter(s), start date, end date and other related data prior to the effective date of the meter, for each Registered Generating Unit's Generation Meter and each Registered Load's End-Use Meter. Periodic update of meter identification data changes on the 1st and 15(th) of each month is an on-going requirement, and no meter will be accepted for registration after its start date. Participants who provide late or erroneous meter data will incur a meter data adjustment charge. APX reserves the right to decline Scheduling Coordinator responsibility for any meter(s) registered late, or any meter for which required credit has not been posted by the meter start date.

     5.2. For each Registered Load, the respective Participant must ensure that APX is provided Settlement Quality Meter Data in the form and at the time specified below by either (i.) providing or arranging for the provision of Settlement Quality Meter Data to APX, or (ii.) entering into a mutual agreement with APX whereby APX will process Settlement Quality Meter Data for the Registered Load, subject to any terms and conditions that APX may specify. If the Participant chooses to provide or arrange for the provision of Settlement Quality Meter Data to APX pursuant to subpart (i.) above, APX shall be entitled to conduct an annual audit of the data, materials, books or other records that may be involved in the processing of Settlement Quality Meter Data, provided (x.) the audit shall be conducted at the Participant's expense at a mutually convenient time and place, preferably where data is processed or records are stored; (y) APX shall provide reasonable advance notice of the audit, audit time, and place; and (z) APX shall conduct the audit during normal business hours unless the Participant and APX agree otherwise.

     5.3. By approving a Participant's use of any MDMA and MASP, or by maintaining a list of approved MDMAs and MASPs, APX makes no representation or warranty as to the capabilities (technical, financial or otherwise) of any MDMA or MASP. Each Participant is solely responsible for ensuring that its MDMA and MASP comply with the requirements of Governmental Authorities and has the capability to fulfill its obligations under the APX Master Terms and this Tab 2. APX is not responsible for the failure of any MDMA and MASP to perform to a particular Participant's satisfaction.

     5.4. Each Participant shall be solely responsible for the timely submission of Settlement Quality Meter Data. Additionally, each Participant is solely responsible for any error in the Settlement Quality Meter Data that is submitted to APX and/or the ISO by the Participant or the Participant's MDMA and MASP. Lastly, each Participant who fails to submit, or submits inaccurate or incomplete Settlement Quality Meter Data, such that APX is assessed ISO Charges, agrees to reimburse APX for all charges actually assessed plus administrative costs incurred by APX in rectifying deficient data.

     5.5. The following specific rules describe the performance standards for providing Settlement Quality Meter Data to APX:

          5.5.1. Registered Facilities that are directly connected to the ISO Controlled Grid must comply with all applicable provisions of the ISO Tariff, protocols, and published operational technical requirements.

          5.5.2. Registered Facilities that are not directly connected to the ISO Controlled Grid must provide Settlement Quality Meter Data to APX in a manner that conforms with all applicable provisions of the ISO Tariff, protocols, and operational technical requirements.

          5.5.3. For Registered Facilities that are not directly connected to the ISO Controlled Grid, Settlement Quality Meter Data must be provided to APX no later than five (5) days before a particular day's energy consumption/production data is due to the ISO.

          5.5.4. Registered Generators that are not directly connected to the ISO Controlled Grid with a nameplate capability greater than 50 KW must provide data from an interval meter that measures net electrical output at the interface to the distribution system or the ISO Controlled Grid as appropriate.

          5.5.5. For Registered Loads, consumption must be reported at the level at which it was Scheduled (e.g. if the Load was Scheduled at a Take-Out Point, the corresponding End-Use Meter reads must be reported at that Take-Out Point).

          5.5.6. For Participants with both Registered Loads and Registered Generators, meter data for Load and Generation must be reported separately, and cannot be netted against each other.

6. APX CALIFORNIA SCHEDULING SERVICE (PARTICIPANT SC ID) - OPERATIONAL REQUIREMENTS

     6.1. In addition to the eligibility requirements of Section 3 of the APX Master Terms, to be eligible to use APX California Scheduling Service (Participant SC ID), a Participant must:

          a. Designate APX as the Scheduling Coordinator Agent for specified Generators, Loads, Exports, Imports and Transfer Points in its APX Registration Statement;

          b. Provide all information that APX reasonably needs to comply with the ISO Tariff; and

          c. For Registered Loads, provide monthly energy consumption data, peak energy demand data from interval meters, and the rate schedule for that load under which it has taken service for the preceding 12 months.

     6.2. If any material modification is made to a Participant's Registered Facility, the Participant shall inform APX by a written change to its then current APX Registration Statement.

     6.3. By virtue of its use of APX California Scheduling Service (Participant SC ID), each Participant grants to APX all agency authority necessary to comply with the ISO Tariff as a Scheduling Coordinator.

     6.4. Each Participant has a contractual obligation to take or Deliver the amount of energy specified in any Schedule submitted to the ISO by APX in the name of the registered Participant. In the event of a Deviation, including a Deviation resulting from a Participant's failure to Schedule a Delivery with APX or its counter-party, the Participant must pay a charge or receive a credit, as the case may be, to reflect associated True-Up Amounts and ISO Charges.

     6.5. With respect to any Schedule that APX submits to the ISO in the name of a Participant, as well as related Deliveries required under Schedules submitted, the Participant shall be solely responsible for all charges imposed on APX by the ISO and all APX fees associated with such Schedules or related Deliveries.

     6.6. In providing APX California Scheduling Service to a given Participant, APX will endeavor to:

          a.   Submit required Schedules to the ISO using the Participant SC ID.

                                   PAGE 3 OF 4
                           EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 2
                         CALIFORNIA SCHEDULING SERVICES

          b. Transmit Ancillary Service bids for Participant's Registered Facility to the ISO, and pass ISO acceptance, instructions, payments, fees, and charges, if any, back to the Participant.

          c. Transmit error messages generated by the ISO's Schedule validation checks to the Participant, as received by APX;

          d. Transmit applicable messages sent by the ISO to the Participant, as received by APX;

          e. If applicable, relay Settlement Quality Meter Data provided by the Participant (or its MDMA) to the ISO or equivalent;

          f. If applicable, relay Settlement Quality Meter Data provided by the ISO to the Participant (or its MDMA); and

          g. Calculate any Pass-Through Charges owing, including imputed Control Area Operator charges.

          h. Calculate from the ISO any Pass-Through Payments owed to the Participant.

     6.7. All communications (including bids) that APX is to transmit to the ISO on behalf of Participants must be received via the APX Market Window or other means approved by APX in its reasonable discretion.

     6.8. When APX is acting as SC Agent in a Transfer Schedule, APX will notify the counterpart SC of the Net Physical Position of the Registered Transfer Point and the Zone associated with the Transfer Schedule when it appears that there is a mismatch. APX will submit settled Transfer Schedules to the ISO at each opportunity provided for submitting Schedules, and is authorized to submit the Transfer Schedule to the ISO whether it has received counterpart SC confirmation or not. In the event of a discrepancy between the Net Physical Position and/or Zone reported by APX and the counterpart SC, APX will apply commercially reasonable efforts to resolve such discrepancy. If a discrepancy cannot be resolved in time for submittal to the ISO, APX will submit the Transfer Schedule it has and shall not be responsible for any later discovered inaccuracy in the counterpart SC's information.

     6.9. When APX is acting as SC Agent for a Participant, Tab 3 (APX Managed Credit Services) does not apply.

     6.10. When APX is acting as SC Agent for a Participant, Section 4 of Tab 4 (Settlement and Payment) does not apply.

                         * * * * * * * * * * * * * * * *

                                   PAGE 4 OF 4
                           EFFECTIVE SEPTEMBER 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 3
                           APX MANAGED CREDIT SERVICES

1.   SCOPE.

     1.1. This Tab Number 3 to the APX Master Terms and Conditions of Service sets forth the requirements, procedures, and protocols for the effective use of APX Managed Credit Services in all regions where APX trading services and Scheduling Services are offered. Together with other applicable Tabs, the APX Master Service and Participation Agreement, and the APX Master Terms and Conditions of Service, all of which are expressly incorporated by reference, this Tab constitutes the entire agreement necessary for Participants to engage in APX Managed Credit Services. Participant Approved Counter-Party Trading is procedurally different, is described in Tab 1, and is not applicable to this Tab 3.

     1.2. References to a Section shall mean a Section of this Tab 3, unless otherwise agreed. In the event of conflict between this Tab 3 and the APX Master Terms, this Tab 3 shall control and take precedence. APX Managed Credit Services is an APX Market within the meaning of that defined term in all regions where offered.

2.   DEFINITIONS.

     2.1. "APX Clearing Account" means the account maintained with the Depository in which all monies owing from Participant's are deposited and disbursed.

     2.2. "Business Day" means a day on which Federal Monetary Reserve member banks are open for business in California and New York.

     2.3. "Market Closing Time" means the time the APX Market Engine ceases to accept Buy Orders or Sell Orders for a particular APX Market for a particular interval.

     2.4. "Monetary Reserve Account" means the APX accessible accounts maintained with the Depository containing Participant cash to secure all or a portion of that Participant's APX Service obligations.

     2.5. "Monetary Reserve Requirement" means the minimum amount of funds (in US dollars) or reserves (in letter of credit form) that a Participant must maintain in its Monetary Reserve Facility at any given time to cover the Participant's Net Exposure.

     2.6. "Net Exposure" means APX' good faith estimate of a Participant's maximum net monetary exposure (in US dollars) relating to the APX Services at any given time, as determined by APX in its reasonable discretion.

     2.7. "Net Financial Position" means the total amount (in US dollars) due from or payable to a Participant at any given time, based on the aggregate of such Participant's Contracted Orders and other use of the APX Services.

3.   APX MANAGED CREDIT TERMS.

     3.1. Each APX Managed Credit Participant shall establish and maintain a Monetary Reserve Facility that meets the requirements set forth in this Tab 3 and is otherwise acceptable to APX in its reasonable discretion. Such Monetary Reserve Facility may take one of the following forms:

          a. an irrevocable and unconditional letter of credit that has been approved by APX and issued by a bank or other financial institution acceptable to APX in its reasonable discretion, as more fully described below; or

          b. a cash deposit in an interest-bearing Monetary Reserve Account, with interest accruing to the Participant.

     3.2. Each Participant shall establish and maintain its Monetary Reserve Facility in an amount that is sufficient to cover its Net Exposure, as determined by APX from time to time. APX reserves the right to set and modify the criteria used to determine Net Exposure from time to time in its sole reasonable discretion, and will notify Participants of changes in such criteria to the extent that such changes have a material effect upon Participant's Monetary Reserve Requirement.

     3.3. Letters of credit are shown as a balance under the "Credit Limit" icon of the Participant's Market Window. APX will provide Participants the templated forms for posting letters of credit. APX will accept letters of credit from financial institutions that enjoy a minimum short-term rating of A1+ (Standard & Poor's), P1 (Moody's), or F1+ (Fitch). If an institution's letter of credit rating falls below the required level after a Participant has Registered, the Participant will be notified and has thirty (30) days from the rating downgrade date to replace the letter of credit.

     3.4. Participants may mix Monetary Reserve Facility types to meet their estimated credit limit requirements. In the event of a draw on a Participant's Monetary Reserve Facility where the MRF is comprised of mixed species of funds, APX will exercise its reasonable discretion in drawing on one type before another in curing the deficiency.

     3.5. APX shall only initiate a draw upon Participant's Monetary Reserve Facility if it appears there are insufficient funds in the APX Clearing Account on the monthly Payment Due Date to cover that Participant's then presenting Net Exposure. In order to avoid or mitigate this potential situation, APX will monitor a Participant's Net Exposure on a daily basis, and may periodically call for increases in the Participant's posted credit levels in any given month. An inability to post additional credit, or a failure to promptly do so in response to APX' request, will cause the Participant's further trading to be suspended until they unwind their financial position or post additional credit. Under some circumstances, APX may withdraw as the Participant's Scheduling Coordinator and/or Qualified Scheduling Entity, as when a Registered Load has been apprised of the need to increase their available credit, and has failed to do so. Credit is encumbered automatically against entered bids, even before such bids have Contracted on the APX Market Window screen. Bids not Contracted lapse at Market Closing Time, and the unused credit returns to the Participant's then available credit limit.

     3.6. Prior to initiating any draw upon a Participant's Monetary Reserve Facility, APX will employ reasonable efforts to notify the Participant of the insufficiency in time for such Participant to rectify the shortage; provided that APX shall not be liable for ( i ) any failure to actually notify a Participant prior to initiating a draw under this Section, or ( ii ) initiating a draw under this Section at any time before, after, or contemporaneously with giving such notice. Each time APX initiates a draw on a Participant's Monetary Reserve Facility, the Participant will incur the Default Fee listed in Tab 5 of these APX Master Terms.

     3.7. For Participants that are subject to ISO pass-through charges, it may be necessary to periodically increase a trading Participant's APX Clearing Account cash deposits solely to cover the increased cash exposure in that

                                   Page 1 of 2
                           Effective September 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 3
                           APX MANAGED CREDIT SERVICES

          single trading venue. APX will initiate written notification to the Participant if such an increase in Clearing Account cash deposits is required. For those affected Participants whose trading is ultimately secured by a Monetary Reserve Facility letter of credit, any increase in their APX Clearing Account deposits made necessary by the imposition of ISO pass-through charges must be in the form of cash, rather than in an increase in the face amount of the letter of credit.

     3.8. Monetary Reserve Facility cash reserves shall bear interest for the Participant at the rate negotiated from time to time between APX and the Depository. For purposes of the amount to be maintained by the Participant as a Monetary Reserve Facility, the Participant shall receive a credit on the tenth Business Day of each month equal to the amount of interest earned during the preceding calendar month. At a Participant's request, annually in January, APX will distribute to such Participants an amount equal to the interest earned on funds held in the Monetary Reserve Account, so long as such distribution does not cause the Participant to have insufficient credit reserves.

                        * * * * * * * * * * * * * * * * *

                                   Page 2 of 2
                           Effective September 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 4
                         SETTLEMENT AND PAYMENT SERVICES

1.   SCOPE.

     1.1. This Tab Number 4 to the APX Master Terms and Conditions of Service sets forth the requirements, procedures, and protocols for the effective use of APX Settlement and Payment Services. Together with other applicable Tabs, the Master Service and Participation Agreement, and the APX Master Terms and Conditions of Service, all of which are expressly incorporated by reference, this Tab constitutes the entire agreement necessary to receive APX Settlement and Payment Services.

     1.2. References to a Section shall mean a Section of this Tab 4, unless otherwise agreed. In the event of conflict between this Tab 4 and the APX Master Terms, this Tab 4 shall control and take precedence. APX Settlement and Payment Services is an APX Market within the meaning of that defined term.

2.   DEFINITIONS.

     2.1. "APX Settlement Statement" means the password protected, electronically posted statement of a Participant's actual and estimated amounts owed by or to that Participant, in connection with the Participant's use of APX Services for the reporting period, including True-Up Amounts.

     2.2. "Control Area Operator Charges" means the fees that are imposed by a Control Area Operator in connection with a Participant's use of the APX Services.

     2.3. "Default Fee" means the charge specified in Tab 5 of these APX Master Terms that is assessed by APX in the event that APX is required to initiate a draw on a Participant's Monetary Reserve Facility.

     2.4. "Monthly Invoice" means the password protected, electronic statement of an APX Market Participant's transactions in the preceding calendar month, including payments made or received, APX Fees, Pass-Through Charges and Payments, and Control Area Operator Charges.

     2.5. "Net Financial Position" means the total amount (in US dollars) due from or payable to a Participant at any given time, based on the aggregate of such Participant's Contracted Orders and other use of the APX Services.

     2.6. "Pass-Through Charges" means all charges and taxes levied by a Control Area Operator or any Governmental Authority (other than APX Fees) in connection with ( i ) the purchase, sale, Delivery, and use of APX Products; or ( ii ) the use of any APX Service.

     2.7. "Pass-Through Payments" means all payments from a Control Area Operator, or any other entity, to APX for a Participant in connection with such Participant's use of the APX Services that APX accepts for further pass on to Participants.

     2.8. "Payment Due Date" means 10:00 a.m. Pacific Standard or Daylight Savings Time, on the fifteenth day of each month, or if the fifteenth is not a Business day, on the last Business Day preceding the fifteenth day.

     2.9. "Payment Receipt Date" means 12:00 noon, Pacific Standard or Daylight Savings Time, on the second Business Day following the Payment Due Date.

     2.10. "True-Up Amount" means the amount credited or debited to a Participant to reflect new information in respect of a Participant's actual activities and liabilities.

3.   SETTLEMENT TERMS.

     3.1. APX will regularly produce a Settlement Statement for each Participant. The Settlement Statement will reflect actual and estimated amounts owed by or to a Participant, including all charges for electricity, Pass-Through Charges, Pass-Through Payments, and APX Fees in connection with the Participant's use of the APX Services for the reportable Delivery Day. True-Up Amounts will also be posted in the viewable and downloadable Settlement Statement based upon the data available to APX at the time. If Pass-Through Charges and Pass-Through Payments for that reporting day correlate to more than one APX Participant, APX will allocate such Charges and Payments to affected Participants on a pro rata basis according to the amount of electricity Delivered by or to the Participants in connection with their use of any APX Service.

     3.2. Promptly after the end of each calendar month, but no later than the seventh day of the next month, APX will post the Participant's Monthly Invoice reflecting that Participant's Net Financial Position for the prior month. The Monthly Invoice will include all defined elements stated above, and any new or adjusted Control Area Operator Charges or credits received up to the posting date, even if such Charges or credits relate to activity preceding the billing month that is the subject of the Monthly Invoice.

     3.3. All Settlement Statements and Monthly Invoices will be delivered via such secure electronic means as may be approved by APX from time to time. Participants desiring delivery of Settlement Statements or Monthly Invoices by means other than the password protected APX Internet Site must make alternate arrangements with APX. Notwithstanding the foregoing, upon a Participant's written request, Monthly Invoices also will be sent by APX to the Participant via U.S. mail.

4.   PAYMENT TERMS.

     4.1. Each Participant that owes money to APX or any other Participant at the end of each month shall deposit such amount, in immediately available funds, into the APX Clearing Account on or before the Payment Due Date. Each Participant is responsible for ensuring that sufficient funds to cover payment for all outstanding liabilities are deposited into the APX Clearing Account on or before the Payment Due Date.

     4.2. A Participant's liability for amounts owing to APX or any other entity pursuant to these APX Master Terms at the end of the month shall be discharged to the extent available funds have been deposited by the Participant by the applicable Payment Due Date. If a Participant uses APX Services in more than one APX Market, APX will apply the funds in the Clearing Account to the Participant's outstanding obligations in all APX Markets according to the order in which such obligations were incurred. If sufficient funds have not been deposited in the APX Clearing Account by the Payment Due Date, APX will direct the Depository to allocate the available funds that have been deposited by the Participant in APX' reasonable discretion and will initiate a draw upon the Participant's Monetary Reserve Facility in an amount that is sufficient to discharge remaining obligations. Prior to initiating any such draw, however, APX will employ reasonable efforts to notify the Participant of the insufficiency in time for such

                                   Page 1 of 2
                           Effective September 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 4
                         SETTLEMENT AND PAYMENT SERVICES

          Participant to rectify the shortage; provided that APX shall not be liable for (i) any failure to actually notify a Participant prior to initiating a draw under this Section 4.2, or ( ii ) initiating a draw under this Section 4.2 at any time before, after or contemporaneously with giving such notice. Each time APX initiates a draw on a Participant's Monetary Reserve Facility, the Participant will incur the Default Fee listed in Tab 5 to these APX Master Terms.

     4.3. APX shall effectuate payment to each Participant that is owed money at the end of the month by withdrawing the amount due from the APX Clearing Account and depositing such amount into an account designated by the Participant. Any such account must be capable of receiving funds via Fed-Wire. Such payment will occur on the Payment Receipt Date or such other date as may be agreed upon in writing between APX and the Participant.

     4.4. APX will remit to each Participant all Pass-Through Payments that are owing to such Participant and that APX has received as of the Payment Due Date. Such remittance will occur on the Payment Receipt Date. In performing this function, APX will forward the Pass-Through Payments actually received, and shall bear no responsibility for any shortage, delay, or reduction in Pass-Through Payment that the originator of the payment may have caused. Participants shall be solely responsible for raising, pursuing and resolving any dispute regarding Pass-Through Payments with the applicable party and/or originator, and shall reimburse APX for any costs incurred by APX in connection therewith. In the event of a dispute between Participant and the originator of Pass-Through Payments, APX' responsibility shall be confined to providing information concerning a Participant's Contracted Orders and Scheduled Deliveries in response to the Participant's reasonable request; provided that the provision of such requested information does not cause or induce a violation or breach of confidentiality arising from obligations under these APX Master Terms.

     4.5. In the event a Participant's Net Financial Position has changed between the end of the prior month and the Payment Receipt Date from that of net seller to net buyer as a result of activity in the first 12 days of the new month, APX reserves the right to account for that fact in holding back some of the funds that the Participant would be otherwise entitled to solely as a result of its trading activity in the prior month.

     4.6. All exchanges of funds by or with the Depository shall be by Fed-Wire or similarly secure electronic funds transfer method proposed by the Participant and approved by APX. All deposits into the APX Clearing Account and payments from the APX Clearing Account shall be in U.S. dollars. Exchange rate conversion charges and fees, if any, will be borne by the Participant.

     4.7. Notwithstanding the provisions of Section 15 of the APX Master Terms, in the event a Participant disputes any amount in a Settlement Statement or Monthly Invoice, such Participant must notify APX of the Participant's dispute within 30 days after the date of the Statement or Invoice in which the disputed amount first appears. Such notification by a Participant must include a complete statement of the basis underlying the Participant's objection to the amounts set forth in the Settlement Statement or Monthly Invoice. A Participant's failure to notify APX of a Settlement Statement or Monthly Invoice dispute within the relevant 30 day period will constitute acceptance by the Participant of the truth and accuracy of the posted statements and a waiver by the Participant of any right to object to such Settlement Statement or Monthly Invoice. Failure to object to an estimated charge shall not serve to waive or minimize a Participant's right to object to any related True-Up Amount in a subsequent Settlement Statement or Monthly Invoice. Lastly, the Participant is obligated to pay Monthly Invoice published charges, even if disputed, by the Payment Due Date. If the dispute is resolved in the Participant's favor after the Payment Due Date, a credit will be posted to the then current Settlement Statement.

     4.8. If APX discovers any error in a Settlement Statement or Monthly Invoice, it will correct such error as soon as practicable. Participants shall be responsible for paying any additional amounts owing to APX, and shall receive payment from APX, as a result of a corrected Settlement Statement or Monthly Invoice in the manner described in Section 4.2 or 4.3 as the case may be.

     4.9. Notwithstanding the provisions of Section 3.2, APX may, but is not obligated to, send supplemental invoices to a Participant at any time reflecting True-Up Amounts related to Pass-Through Charges. Payment of amounts set forth in a supplemental invoice shall be due on the date indicated by APX in such invoice. The provisions of this Section 4 shall apply to such supplemental invoices.

     4.10. In the event that a Participant has not deposited sufficient funds in the APX Clearing Account by the Payment Due Date, and the Participant's Monetary Reserve Facility is inadequate to cover the shortfall, APX may take any action to recover the unpaid amount that is available to it at law or equity. Interest shall accrue on the unpaid amount until paid in full on a daily basis at a fluctuating rate equal to the highest prime rate published in the Wall Street Journal plus six (6) percent, or the maximum interest rate permitted by law, whichever is less.

     4.11. In the event that, as a result of a default by a Participant or otherwise, after reasonable and diligent attempts to replenish the Participant's Clearing Account funds and draw down Participant's Monetary Reserve Facility, APX will act to reduce payments to Participants that are owed money in connection with their use of APX Services in the same APX Market as the defaulting Participant. APX will reduce payments to Participants in that APX Market on an individual basis separate from all other APX Markets, such that payments owed to a Participant in one APX Market will not be reduced to offset unpaid amounts that are owing in connection with APX Services in any other APX Market.

                            * * * * * * * * * * * * *

                                   Page 2 of 2
                           Effective September 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 5
                      APX PRODUCT AND SERVICE FEE SCHEDULE

APX FEES - WSCC REGION
--------------------------------
MARKET TRANSACTION FEES
--------------------------------
                                             UNIT OF
         APX FEES               AMOUNT       MEASURE   TIME THAT FEE IS INCURRED     COMMENTS
--------------------------      ------       -------   -------------------------     --------
APX Market Transaction Fee      $0.10        Per MWh   When an Order is Contracted   Applies to buy Orders and sell Orders each time
(Hourly Energy)                                        in the APX Markets            an Order is Contracted in whole or in part.

APX Market Transaction Fee      $0.03        Per MWh   When an Order is Contracted   Applies to buy Orders and sell Orders each time
(Daily/BOM Energy)                                     in the APX Markets            an Order is Contracted in whole or in part.

APX Market Transaction Fee      $0.01        Per MWh   When an Order is Contracted   Applies to buy Orders and sell Orders each time
(Monthly Energy and A/S CFD)                           in the APX Markets            an Order is Contracted in whole or in part.

APX Market Transaction Fee      $0.03        Per MWh   When an Order is Contracted   Applies to buy Orders and sell Orders each time
(Annual Green Tickets)                                 in the APX Markets            an Order is Contracted in whole or in part.


SCHEDULING FEES ( NP15, SP15, ZP26)
-----------------------------------
                                AMOUNT <     AMOUNT >
                                25,000 MWh   25,000 MWh   UNIT OF   TIME THAT FEE IS
         APX FEES               PER MONTH    PER MONTH    MEASURE   INCURRED                   COMMENTS
------------------------------  ----------   ----------   -------   ----------------           ---------
APX Market Scheduling Fee       $0.1250      $0.0625      Per MWh   When a Day-Ahead           Applies to net position of Registered
(Day-Ahead)                                                         Schedule is accepted       Facilities except Registered Transfer
                                                                    by the CAISO                Points.

APX Market Scheduling Fee       $0.1250      $0.0625      Per MWh   When an Hour-Ahead         Applies in the same manner as the
(Hour-Ahead)                                                        Schedule is accepted       Day-Ahead APX Market Scheduling Fee
                                                                    by the CAISO               when there is a change in net
                                                                                               position between the Day-Ahead and
                                                                                               Hour-Ahead Schedules/

APX Real-Time Scheduling        $0.2500      $0.1250      Per MWh   When APX applies           Applies when metered consumption or
Fee (Real-Time Deviations)                                          CAISO Imbalance            generation is greater than the most
                                                                    Energy fees-rata           recently scheduled position.

APX Bilateral Scheduling Fee    $0.1250      $0.0625      Per MWh   When a Day-Ahead           Applies to the source and sink MWhs
(Day-Ahead)                                                         Schedule is accepted       of a bilateral contract.
                                                                    by the CAISO
APX is the SC for both parties
of the bilateral transaction

APX Bilateral Scheduling Fee    $0.1250      $0.0625      Per MWh   When an Hour-Ahead         Applies in the same manner as the
(Hour-Ahead)                                                        Schedule is accepted       Day-Ahead APX Bilateral Scheduling
                                                                    by the CAISO               Fee when there is a change in net
                                                                                               position between the Day-Ahead and
                                                                                               Hour-Ahead Schedules.
APX is the SC for both parties
of the bilateral transaction

APX Bilateral Scheduling Fee    $0.2500      $0.1250      Per MWh   When an Hour-Ahead         Applies to the scheduled MWhs of a
(Day-Ahead)                                                         Schedule is accepted       bilateral contract, including
                                                                    by the CAISO               instances where the source or sink
                                                                                               uses another Scheduling Coordinator.

APX is the SC for one party of
the bilateral transaction

APX Bilateral Scheduling Fee    $0.2500      $0.1250      Per MWh   When an Hour-Ahead         Applies in the same manner as the
(Hour-Ahead)                                                        Schedule is accepted       Day-Ahead APX Bilateral Scheduling
                                                                    by the CAISO               Fee when there is a change in net
                                                                                               position between the Day-Ahead and
                                                                                               Hour-Ahead Schedules.
APX is the SC for one party of
the bilateral transaction

APX Bilateral Scheduling Fee    $0.03        $0.03        Per MWh   When a bilateral is        Applies to Green Ticket buyers and
(Green Tickets)                                                     confirmed between the      Green Ticket sellers when APX handles
                                                                    parties                    the financial settlement of the
                                                                                               Green Ticket transaction between the
                                                                                               parties.

APX Scheduling Fee              $0.1250      $0.0625      Per MWh   When the CAISO             "Ancillary Services Capacity" means
(Ancillary Services Capacity)                                       purchases Ancillary        the capacity provided by a
                                                                    Services Capacity          Participant to the CAISO for
                                                                                               supplying Ancillary Services.

APX Scheduling Fee              $0.1250      $0.0625      Per MWh   When a Schedule for        Applies to Ancillary Service energy
(Ancillary Services Energy)                                         Ancillary Services is      that is dispatched by the CAISO.
                                                                    accepted by CAISO

APX Scheduling Fee              $0.1250       $0.1250     Per MWh   When a Schedule for        Applies to Supplemental Energy that
(Supplemental Energy                                                Supplemental Energy        is dispatched by the CAISO, whether
Dispatched)                                                         is dispatched by           accepted or declined by the
                                                                    CAISO                      Participant.

               FIXED FEES FOR MARKET TRANSACTIONS AND SCHEDULING

                                   Page 1 of 3
                                                     Effective September 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 5
                      APX PRODUCT AND SERVICE FEE SCHEDULE

                                        UNIT OF
         APX FEES           AMOUNT      MEASURE        TIME THAT FEE IS INCURRED                      COMMENTS
-------------------------   ------      -------        -------------------------                      --------
Minimum Monthly Market Fee  $500        Per            Last day of each month        Fee applies to Participants trading in the
                                        Participant                                  APX Markets that do not utilize the APX
                                        per month                                    Scheduling Coordinator Services. Applies to
                                                                                     the extent that a Participant's total APX
                                                                                     Market Transaction Fees for a month are less
                                                                                     than $500. Amount to be paid is the
                                                                                     difference between total Transaction Fees
                                                                                     and the $500 minimum. Fee commences when a
                                                                                     Participant connects to the APX Market
                                                                                     Engine or uses the APX Phone Brokerage
                                                                                     Service. Fee terminates upon receipt of a
                                                                                     Contract Termination letter. Participants
                                                                                     will pay this fee only once each month to
                                                                                     cover participation in all of the APX
                                                                                     Markets.

Minimum Monthly             $2500       Per            Last day of each month        Fee applies to Participants utilizing the
Scheduling/Market Fee                   Participant                                  APX Scheduling Coordinator Services,
                                        per month                                    including sales to CAISO imbalance market.
                                                                                     Applies to the extent that a Participant's
                                                                                     total Scheduling Fees for a month are less
                                                                                     than $2500. Fee commences when a Participant
                                                                                     submits its first schedule or when the
                                                                                     Participant's first Generation or Load Meter
                                                                                     becomes effective. Fee terminates three
                                                                                     months after receipt of Contract Termination
                                                                                     letter or last schedule submitted.

Participant Set-up Fee      $1,000      One time fee   Last day of month once a      Participants will pay this fee only once
                                                       Participant is billed         (unless the Participant is suspended) to
                                                       Minimum Monthly Fee for       cover participation in all of the APX
                                                       first time.                   Markets.

Participant Training Fee    No Charge   N/A            N/A                           Participant must have signed the MSPA.
(1st) session)

Participant Training Fee    $1000       Per session    Last day of the month
(additional sessions)                                  in which training
                                                       occurred

Monetary Reserve Account    $25         Per            Last day of each month        Only applies if a Participant establishes a
Maintenance Fee                         Participant                                  Monetary Reserve Account. Participants will
                                        per month                                    pay this fee once each month to cover
                                                                                     maintenance of a given Monetary Reserve
                                                                                     Account.

Default Fee                 $2,500      Per default    When APX initiates a draw
                                                       on a Participant's
                                                       Monetary Reserve Facility

Funds Transfer Fee          $5          Per transfer   When funds are transferred    Applies to receipt and payment of funds.
                                                       via Fed-Wire, Automated
                                                       Clearing House (ACH), or
                                                       Electronic Funds Transfer
                                                       (EFT)

Generation Meter Data       $5000       Per            Last day of each month        Only applies when the Participant's meter
Disaggregation Fee                      Participant                                  data for one or more Generation Meters is
                                        per month                                    not sent daily to the CAISO.


APX FEES - ERCOT and NORTHEAST REGION

                                        UNIT OF
         APX FEES           AMOUNT      MEASURE        TIME THAT FEE IS INCURRED                      COMMENTS
-------------------------   ------      -------        -------------------------                      --------
 MARKET TRANSACTION FEES

APX Market Transaction Fee  $0.03       Per MWh        When an Order is Contracted   Applies to Buy Orders and Sell Orders each
                                                       in the APX Markets            time an Order is Contracted in whole or in
                                                                                     part.
FIXED FEES

Minimum Monthly Market Fee  $500        Per            Last day of each month        Applies to the extent that a Participant's
                                        Participant                                  total APX Market Transaction Fees for a
                                        per month                                    month are less than $500. Amount to be paid
                                                                                     is the difference between total Transaction
                                                                                     Fees and the $500 minimum. Fee commences
                                                                                     when a Participant connects to the APX
                                                                                     Market Engine or uses the APX Phone
                                                                                     Brokerage Service. Fee terminates upon
                                                                                     receipt of a Contract Termination letter.
                                                                                     Participants will pay this fee only once
                                                                                     each month to cover participation in all of
                                                                                     the APX Markets.

Participant Set-up Fee      $1,000      One time       Last day of month once a      Participants will pay this fee only once
                                        fee            Participant is billed         (unless the Participant is suspended) to
                                                       Minimum Monthly Fee for       cover participation in all of the APX
                                                       first time.                   Markets.

Participant Training Fee    No Charge   N/A            N/A                           Participant must have signed the MSP.
(1(st) session)

                                   Page 2 of 3
                                                     Effective September 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 5
                      APX PRODUCT AND SERVICE FEE SCHEDULE

Participant Training Fee    $1000       Per            Last day of the month in which
(additional sessions)                   session        training occurred

Fed-Wire Funds Transfer Fee    $5       Per            When funds are transferred    Applies to receipt and payment of funds.
                                        transfer       via Fed-Wire

For ERCOT Scheduling Fees, refer to Tab 2A.

                                   Page 3 of 3
                                                     Effective September 1, 2001

                            AUTOMATED POWER EXCHANGE
                       MASTER TERMS AND CONDITIONS: TAB 6
                          TELEPHONE BROKERAGE SERVICES

1.    SCOPE

      1.1. This Tab Number 6 to the APX Master Terms and Conditions of Services sets forth the requirements, procedures, and protocols for the effective use of Telephone Brokerage Services. Together with other applicable Tabs, the Master Service and Participation Agreement, and the APX Master Terms and Conditions of Service, all of which are expressly incorporated by reference, this Tab constitutes the entire agreement necessary to utilize the Telephone Brokerage Services in the APX Markets.

      1.2. References to a Section shall mean a Section of this Tab 6, unless otherwise agreed. In the event of a conflict between this Tab 6 and the APX Master Terms, this Tab 6 shall control and take precedence. The Telephone Brokerage Services is an APX Market within the meaning of that defined term.

2.    DEFINITIONS

      2.1. The following defined terms supplement the Master Terms and are applicable to Telephone Brokerage Services in the APX Markets in the United States and Canada

            2.1.1. "APX Telephone Brokerage Desk" means the manned APX desk that acts as a confidential point of contact for all Participants to conduct trades through the online APX Markets.

            2.1.2. "APX Operations Desk" means the manned APX desk that assists
                  Participants with scheduling activities and interact with the California ISO.

            2.1.3. "Telephone Brokerage Services" means the telephone services provided by APX in which it acts as an intermediary, transacting for its Participants in the APX Markets with impartiality and discretion.

3.    TELEPHONE BROKERAGE SERVICES.

      3.1.  Telephone Brokerage Services include:

            3.1.1. Telephone dialogue between APX and Participants to provide the information necessary for Participants to learn the essential facts relating to open Orders in the APX Markets and to generate interest in posting Orders and/or countering to open Orders.

            3.1.2. APX submittal of Orders on behalf of Participants via a recorded telephone line or written notice (facsimile and electronic mail are acceptable).

            3.1.3. APX withdrawal of Orders on behalf of Participants via a recorded telephone line or written notice (facsimile and electronic mail are acceptable).

      3.2. Telephone Brokerage Services do not include scheduling activities, which are handled by the APX Operations Desk.

      3.3.  Security Authorization

            To submit/withdraw Orders using the APX Telephone Brokerage Desk, users are required to provide their Login ID and Password. A Participant shall not permit others to use Participant's account and shall notify APX of any known or suspected unauthorized use of Participant's account. Participant is responsible for maintaining the confidentiality of the password and shall be fully liable for the use and any unauthorized use its Login IDs.

      3.4.  Confidentiality

            All information passed on by a Participant to APX is treated with the utmost confidentiality per Section 4.2.4 of the Master Terms.

                                   PAGE 1 OF 1
                           EFFECTIVE SEPTEMBER 1, 2001